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Exhibit 21.1

ALDERWOODS GROUP, INC.

The following table shows the relationship between Alderwoods Group, Inc, ("AGI") and its holding companies, operating subsidiaries and associated companies. The table also shows the respective jurisdiction of incorporation of such companies. Except as indicated, AGI owns, directly or indirectly, all of the issued and outstanding shares of each holding company, operating subsidiary and associated company.

HOLDING COMPANIES AND OPERATING SUBSIDIARIES
AND ASSOCIATED COMPANIES

The jurisdiction of incorporation for individual corporations follows its name if it differs from the state or provincial heading above it.

DELAWARE

Alderwoods Group, Inc. (formerly Loewen Group International, Inc.) and subsidiary companies:

ALABAMA

Advanced Planning (Alabama), Inc.

ALASKA

Alderwoods (Alaska), Inc. (formerly Evergreen Memorial Chapel, Inc.)

ARIZONA

Alderwoods (Arizona), Inc. (formerly Cemetery Management Company, Inc.)(1)

ARKANSAS

Alderwoods (Arkansas), Inc. (formerly Benton County Memorial Park, Inc.)

CALIFORNIA

Alderwoods Group (California), Inc. (formerly Brentwood Funeral Home, Inc.) and subsidiary companies:
    Advance Funeral Insurance Services
    Whitehurst-Lakewood Memorial Park and Funeral Service
Alderwoods (Texas), Inc.
Directors Succession Planning, Inc. and subsidiary companies:

    Directors Cemetery (Texas), Inc. (a Texas company) and subsidiary companies:
        DRMP Holdings, Inc. (formerly Del Rio Memorial Park, Inc.) (a Texas company)
        Panola County Restland Memorial Park, Inc. (a Texas company)
    Directors Succession Planning II, Inc. and subsidiary company:
        Directors (Texas), L.P.(23) (a Delaware company) and subsidiary company:
            Pioneer Funeral Plans, Inc. (a Texas company)

COLORADO

Alderwoods (Colorado), Inc. (formerly Almont, Inc.)

CONNECTICUT

Alderwoods (Connecticut), Inc. (formerly Gilman Funeral Home, Inc.)(3)

DELAWARE

Administration Services, Inc.
Alderwoods (Alabama), Inc. (formerly Mountain View Floral, Inc.)
Alderwoods (Commissioner), Inc. (formerly Neweol Investments (U.S.A.), Inc.)
Alderwoods (Delaware), Inc. (formerly Loewen Investment Management Corporation) and subsidiary companies:
    AMG, Inc. (a Michigan company)
    WMP, Inc. (a Michigan company)
Alderwoods Life Insurance Group, Inc. (formerly Loewen Life Insurance Group, Inc.) and subsidiary company:
    Mayflower National Life Insurance Company (an Indiana company) and subsidiary companies:
        Funeral Service, Inc. (a Texas company) and subsidiary company:            National Capital Life Insurance Company (a Texas company), (formerly: Earthman National Capital Life Insurance Company)
        Mayflower Corporate Services, Inc. (a Louisiana company) (formerly Planned Funeral Services, Inc.)
Alderwoods (Mississippi), Inc. (formerly Wm. F. Cushing, Inc.) and subsidiary companies:
    The Frank J. Fisher Funeral Insurance Company (formerly Fisher-Riles Funeral Insurance Company) (a Mississippi company)
    Stephens Burial Association, Inc. (a Mississippi company)
    Stephens Funeral Benefit Association, Inc. (a Mississippi company)
    Stephens Funeral Fund, Inc. (a Mississippi company)
    Thweatt Funeral Insurance Company, Inc. (a Mississippi company)
Alderwoods (Texas), L.P.(4) (formerly Loewen (Texas), L.P.)
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Osiris Holding Corporation and subsidiary companies:
    Elmwood Acquisition Corporation (an Illinois company)
    Oak Woods Management Company (a Pennsylvania company)
    Osiris Holding of Florida, Inc. (a Florida company)
    Phoenix Memorial Park Association (an Arizona company)
    The Oak Woods Cemetery Association (an Illinois company)
Rose Hills Holdings Corp. and its subsidiary:
    Rose Hills Company and its subsidiaries:
        RH Cemetery Corp. and its subsidiaries:

            A.L. Cemetery (a California company)
            Harbor Lawn Memorial Park, Inc. (a California company)
            Workman Mill Investment Company (a California company)
        RH Mortuary Corporation
        RH Satellite Properties Corp. and its California subsidiaries:
            Custer Christiansen Covina Mortuary, Inc.
            Dimond Service Corporation
            Glasband-Willen Mortuaries and its subsidiary:
                Glasband-Malinow-Weinstein Mortuary, Inc.
            Neels Funeral Directors, Inc.
            San Fernando Mortuary, Inc.
            White Funeral Home, Inc.

FLORIDA

Alderwoods AFP (Florida), Inc.(58)
Garden Sanctuary Acquisition, Inc.
Levitt Weinstein Memorial Chapels, Inc. (formerly Mount Nebo Memorial Gardens, Inc.) and subsidiary:
    Alderwoods (Chicago North), Inc. (an Illinois company) (formerly Weinstein Chapels, Inc.)(7)
MHI Group, Inc. and subsidiary:
    Funeral Services Acquisition Group, Inc. (formerly Eternal Light Funeral Directors and Counselors, Inc.)
Security Trust Plans, Inc.(36)
    Naples Memorial Gardens, Inc.

GEORGIA

Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc. (formerly Harrell-Faircloth Funeral Home, Inc.)(6) and its subsidiary:
    Green Lawn Cemetery Corporation
Alderwoods (Georgia) Holdings, Inc. (formerly Loewen (Georgia), Inc.) and its subsidiaries:
    Graceland Cemetery Development Co. (a South Carolina company)
    Reeves, Inc. (a North Carolina company)
    Southeastern Funeral Homes, Inc.
    Travis Land Company (a Texas company)
    Waco Memorial Park, Inc. (a Texas company)
Poteet Holdings, Inc.

IDAHO

Alderwoods (Idaho), Inc. (formerly RCI Holdings, Inc.)

ILLINOIS

Alderwoods (Illinois), Inc. (formerly NMM Holdings, Inc.) and its subsidiaries:
    Alderwoods (Chicago Central), Inc. (formerly Furman Funeral Home, Inc.)(8) and its subsidiary:

        Woodlawn Memorial Park, Inc.
    Alderwoods (Chicago South), Inc. (formerly Brown Funeral Home, Ltd)
    Chapel Hill Memorial Gardens & Funeral Home Ltd.
    Chicago Cemetery Corporation
    Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.
Ruzich Funeral Home, Inc.
Ridgewood Cemetery Company, Inc.
Woodlawn Cemetery of Chicago, Inc.

INDIANA

Advance Planning of America, Inc. (formerly Advance Planning of Indiana, Inc.)
Alderwoods (Indiana), Inc. (formerly AFH, Inc.)(9)
Ruzich Funeral Home, Inc.

IOWA

Alderwoods (Iowa), Inc. (formerly Blackhawk Garden Of Memories, Inc)

KANSAS

Alderwoods (Kansas), Inc. (formerly HKS Holdings, Inc.)

KENTUCKY

Alderwoods (Kentucky), Inc. (formerly Loewen (Kentucky), Inc.)(10)
Alderwoods (Partner), Inc. (formerly Loewen Group Inc.)

LOUISIANA

Advance Planning of Louisiana, Inc.(11)
Alderwoods (Louisiana), Inc. (formerly Loewen Louisiana Holdings, Inc.)
New Orleans Limousine Service, Inc.(38)

MARYLAND

Alderwoods (Maryland), Inc. (formerly The Huntt Funeral Home, Inc.)

MASSACHUSETTS

Alderwoods (Massachusetts), Inc. (formerly Loewen Massachusetts Holdings (1991), Inc.) and its subsidiary:
    ZS Acquisition, Inc. (a New Hampshire company)
Byron's Funeral Homes, Inc.(49)

Cuffe-McGinn Funeral Home, Inc.(50)
Doane Beal & Ames, Inc.(51)
Doba-Haby Insurance Agency, Inc.
Ernest A. Richardson Funeral Home, Inc.(52)
Gaffey Funeral Home, Inc. (formerly Edward J. Gaffey & Sons, Inc.)(53)
Hafey Funeral Service, Inc.(54)
John C. Mulry Funeral Homes, Inc. (formerly Mulry Acquisition, Inc.)(55)
Ratell Funeral Home, Inc.(56)

MICHIGAN

Alderwoods (Michigan), Inc. (formerly Resurrection Funeral Home, Inc.)

MINNESOTA

Alderwoods (Minnesota), Inc. (formerly Bell Bros., Incorporated)(5) and its subsidiaries:
    Coral Ridge Funeral Home and Cemetery, Inc. (a Florida company)
    Kadek Enterprises of Florida, Inc. (a Florida company)

MISSISSIPPI

Family Care, Inc.
Riemann Funeral Insurance Company, Inc.
Riemann Insurance Company, Inc.

MISSOURI

Alderwoods (Missouri), Inc. (formerly Loewen Missouri, Inc.)

MONTANA

Alderwoods (Montana), Inc. (formerly SGB Holdings, Inc.)

NEVADA

Alderwoods (Nevada), Inc. (formerly Davis Funeral Home, Inc.)

NEW HAMPSHIRE

McHugh Funeral Home, Inc.(13)
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.

NEW MEXICO

Alderwoods (New Mexico), Inc. (formerly Fitzgerald & Son Funeral Directors, Inc.)

NEW YORK

Alderwoods (New York), Inc. (formerly Carpenter's Funeral Homes, Inc.)
Northeast Monument Company, Inc.

NORTH CAROLINA

Carothers Holding Company, Inc. and subsidiary company:
    Alderwoods (North Carolina), Inc. (formerly Loewen (North Carolina), Inc.)(14) and its subsidiary:
        Westminster Gardens, Inc.(15)
    Alderwoods (South Carolina), Inc. (a South Carolina company) (formerly Cauthen's Inc. of York County)(19)
    MFH, L.L.C.
Lineberry Group, Inc.

NOVA SCOTIA

Nafcanco ULC

OHIO

Alderwoods (Ohio) Cemetery Holdings, Inc. (formerly Forest Hills Memorial Gardens, Inc.)(16)
Alderwoods (Ohio) Cemetery Management, Inc. (formerly Loewen Cemetery (Ohio), Inc.)
Alderwoods (Ohio) Funeral Home, Inc. (formerly Terebinski Funeral Home Forest Hills Chapel, Inc.)
Bennett-Emmert-Szakovits Funeral Home, Inc. (formerly Bennett-Emmert Funeral Home, Inc.)(20)
Ohio Network Insurance Agency, Inc.(17)

OKLAHOMA

Alderwoods (Oklahoma), Inc. (formerly MPOA Holdings, Inc.)

ONTARIO

Alderwoods Group Canada Inc. and its subsidiaries:
    247663 Alberta Ltd. (an Alberta company)(25) and its subsidiary:
        Memento Funeral Chapel (1975) Ltd. (an Alberta company)
    3899 Investments Ltd. (a British Columbia company)
    82888 Investments Ltd. (a British Columbia company)
    Advance Funeral Planning Ltd. (a Saskatchewan company)
    Community Crematorium Service Limited (a Saskatchewan company)(29)
    Delmoro Funeral Home (North York) Ltd.
    Delmoro Funeral Home (Woodbridge) Ltd.
    Gregory's Williams Lake Funeral Home Ltd. (a British Columbia company)
    Guayco Investments Inc. (a Quebec company) and its subsidiary:

        Les Salons Funeraires Guay Inc. (a Quebec company)
    Jayne's Funeral Home (1984) Limited (a Nova Scotia company)(30)
    Loewen International Holdings Ltd. (a Barbados company) and its subsidiary:
        Loewen Financial Corporation(45) (a Barbados company)
        Loewen Insurance Holdings Inc. (a Barbados company)
    Loewen Trading Corporation (a Barbados company)
    P. Coutu Funeral Chapels Ltd. (a Manitoba company)

OREGON

Alderwoods (Oregon), Inc. (formerly Bateman Funeral Chapel, Inc.)
Belcrest Memorial Association(39)
The Portland Memorial, Inc.

PENNSYLVANIA

Alderwoods (Pennsylvania), Inc. (formerly BLH Management, Inc.; Burton L. Hirsch Funeral Home, Inc.)
Alleva Funeral Home, Inc.(18)
Bright Undertaking Company(21)
Burton L. Hirsch Funeral Home, Inc.(40)
H. Samson, Inc.(21)
Knee Funeral Home of Wilkinsburg, Inc.(21)
Neill Funeral Home, Inc.(41)
Nineteen Thirty-Five Holdings, Inc. (formerly Heffner Funeral Home, Inc.)(21)
Reese Funeral Home, Inc.(42)

PUERTO RICO

Alderwoods (Puerto Rico), Inc. (formerly Camposanto PR, Inc.)

RHODE ISLAND

Alderwoods (Rhode Island), Inc. (formerly RIFH Holdings, Inc.)

TENNESSEE

Alderwoods (Tennessee), Inc. (formerly Pettus-Owen & Wood Funeral Home, Inc.)
Eagle Financial Associates, Inc.

TEXAS

Advanced Funeral Planning of Texas, Inc.(22)
Alderwoods (Texas) Cemetery, Inc. (formerly Loewen Cemetery (Texas), Inc.)
DSP General Partner, Inc.and its subsidiary:
    DSP General Partner II, Inc. (a California company)

    Memorial Park Cemetery, of Tyler, Texas
    Tyler Memorial Funeral Home And Chapel, Inc.
Dunwood Cemetery Service Company(57)
Earthman Holdings, Inc.and its subsidiary:
    CHMP Holdings, Inc. (formerly Crown Hill Memorial Park, Inc.)
    DHFH Holdings, Inc. (formerly Dudley M. Hughes Funeral Home, Inc.)
    DHNC Holdings, Inc. (formerly Dudley M. Hughes Funeral Home North Chapel, Inc.)
    EDSB Holdings, Inc. (formerly Ed C. Smith & Brothers Funeral Directors, Inc.)
    Earthman Cemetery Holdings, Inc. (formerly Oak Bluff Memorial Park, Inc., Of Port Neches)
    Earthman LP, Inc. (a California company)
    HFCC Holdings, Inc. (formerly Hughes Funerals, Inc.)
    HFJC Holdings, Inc. (formerly Hughes Funeral Homes, Inc.)
    HFSC Holdings, Inc. (formerly Hughes Southland Funeral Home, Inc.)

UNITED KINGDOM

Alderwoods (UK) Holdings Ltd.

VIRGINIA

Alderwoods (Virginia), Inc. (formerly Bucktrout Funeral Home of Williamsburg, Inc.)(43)

WASHINGTON

Alderwoods (Washington), Inc. (formerly LVMG Holdings, Inc.)
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S & H Properties and Enterprises, Inc. and its subsidiaries:
    Universal Memorial Centers I, Inc. (an Oregon company)
    Universal Memorial Centers II, Inc. (an Oregon company)
    Universal Memorial Centers III, Inc. (an Oregon company)
    Universal Memorial Centers V, Inc. (a California company)
    Universal Memorial Centers VI, Inc. (a California company)
    Vancouver Funeral Chapel, Inc.

WEST VIRGINIA

Alderwoods (West Virginia), Inc. (formerly Davis Funeral Home, Inc.)

WISCONSIN

Alderwoods (Wisconsin), Inc. (formerly Arlington Park Cemetery, Inc.)(24)
Northern Land Company, Inc

Notes:

(1)
Osiris Holding Corporation, a Delaware corporation, owns 45% as represented by 415 shares and Alderwoods Group, Inc. owns 55% as represented by 500 shares, of the issued and outstanding stock of Alderwoods (Arizona), Inc.

(2)
Addition to list after December 31, 2003

(3)
Alderwoods (New York), Inc. owns 48% as represented by 93 shares and Alderwoods Group, Inc. owns 51% as represented by 100 shares, of the issued and outstanding stock of Alderwoods (Connecticut), Inc.

(4)
Alderwoods (Texas), L.P. is a Delaware limited partnership. Alderwoods (Partner), Inc., a Kentucky corporation is the general partner. Earthman LP, Inc., a California corporation and Alderwoods (Texas), Inc., a California corporation, are the limited partners.

(5)
Osiris Holding Corporation, a Delaware corporation, owns 0.2% as represented by 1 share and Alderwoods Group, Inc. owns 99.8% as represented by 525 shares, of the issued and outstanding stock of Alderwoods (Minnesota), Inc.

(6)
Carothers Holding Company, Inc., a North Carolina corporation, owns 55% as represented by 1,490 shares, Poteet Holdings, Inc., a Georgia corporation, owns 8% as represented by 221 shares, and Alderwoods Group, Inc. owns 37% as represented by 1,000 shares of the issued and outstanding stock of Alderwoods (Georgia), Inc.

(7)
Levitt Weinstein Memorial Chapels, Inc., a Florida corporation, owns 56.2% as represented by 500 shares, Alderwoods Group, Inc., owns 43.6% as represented by 388 shares and Alderwoods (Illinois), Inc., an Illinois corporation, owns 0.1% as represented by 1 share in the issued and outstanding stock of Alderwoods (Chicago North), Inc.

(8)
Osiris Holding Corporation, a Delaware corporation, owns 29% as represented by 412 shares and Alderwoods (Illinois), Inc., an Illinois corporation, owns 71% as represented by 1,000 shares of the issued and outstanding stock of Alderwoods (Chicago Central), Inc.

(9)
Alderwoods (Tennessee), Inc., a Tennessee corporation, owns 11.5% as represented by 115 shares and Alderwoods Group, Inc. owns 88.5% as represented by 885 shares of the issued and outstanding stock of Alderwoods (Indiana), Inc.

(10)
Alderwoods Group, Inc. owns 99% as represented by 100 shares and William Michael Wilder owns 1% as represented by 1 share, of the issued and outstanding stock of Alderwoods (Kentucky), Inc.

(11)
Advance Planning of Louisiana, Inc. is a controlled but not owned company. Charles J. Eagan II is the sole shareholder.

(12)
this entry no longer applicable

(13)
Alderwoods Group, Inc. owns 49% as represented by 49 shares and Maurice E. April owns 51% as represented by 51 shares, of the issued and outstanding stock of McHugh Funeral Home, Inc.

(14)
Carothers Holding Company, Inc., a North Carolina corporation, owns 50.7% as represented by 104 shares, Lineberry Group, Inc., a North Carolina corporation, owns 0.5% as represented by 1 share and Alderwoods Group, Inc. owns 48.8% as represented by 100 shares of the issued and outstanding stock of Alderwoods (North Carolina), Inc.

(15)
Alderwoods (Virginia), Inc. owns the 8% preferred stock, as represented by 190 shares, in Westminster Gardens, Inc. and Alderwoods (North Carolina), Inc. owns all of the issued and outstanding common stock as represented by 167 shares.

(16)
Alderwoods (Ohio) Cemetery Holdings, Inc. is an Ohio not-for-profit corporation managed by Alderwoods (Ohio) Cemetery Management, Inc. Not-for-profit corporations do not have shareholders.

(17)
Ohio Network Insurance Agency, Inc. is a controlled but not owned company. James J. Straub is the sole shareholder.

(18)
Stephen J. Alleva and Charles V. Alleva each hold 50% in the issued and outstanding stock of Alleva Funeral Home, Inc. There are no other shareholders.

(19)
Carothers Holding Company, Inc., a North Carolina corporation, owns 56% as represented by 1,281 shares and Alderwoods Group, Inc. owns 44% as represented by 1,000 shares in the issued and outstanding stock of Alderwoods (South Carolina), Inc.

(20)
Current ownership of this company is in question. Marshall Bennett claims he owns 10% of the company. We are undergoing an investigation into this matter.

(21)
Each of these corporations holds a pre-1935 license which allows for multiple locations to be licensed under the single license. This is a valuable asset.

(22)
Advanced Funeral Planning of Texas, Inc. is controlled but not owned pursuant to regulatory requirements in the State of Texas. Jeffrey Cashner is the sole shareholder.

(23)
Directors (Texas), L.P. is a Delaware limited partnership. DSP General Partner, Inc. a Texas corporation, is the general partner. DSP General Partner II, Inc., a California corporation, Directors Succession Planning II, Inc., a California corporation are the limited partners.

(24)
Osiris Holding Corporation, a Delaware corporation, owns 1% as represented by 1 share and Alderwoods Group, Inc., owns 99% as represented by 100 shares in the issued and outstanding stock of Alderwoods (Wisconsin), Inc.

(25)
Alderwoods Group Canada Inc. owns 90% and Don Thackeray owns 10% of the issued and outstanding shares of 247663 Alberta Ltd.

(26)
this entry no longer applicable

(27)
this entry no longer applicable

(28)
this entry no longer applicable

(29)
Alderwoods Group Canada Inc. owns 50% and Speers Funeral Chapel Inc. (not our company) owns 50% of the issued and outstanding shares of Community Crematorium Services Limited

(30)
Alderwoods Group Canada Inc. owns 90% and Nancy R. Denton owns 10% of the issued and outstanding shares of Jayne's Funeral Home (1984) Limited.

(31)
this entry no longer applicable

(32)
this entry no longer applicable

(33)
this entry no longer applicable

(34)
this entry no longer applicable

(35)
this entry no longer applicable

(36)
Alderwoods Group, Inc. owns 99.9%, as represented by 999 shares and Funeral Services Acquisition Group, Inc. owns 0.1%, as represented by 1 share of the issued and outstanding stock of Security Trust Plans, Inc.

(37)
this entry no longer applicable

(38)
Alderwoods (Louisiana), Inc., owns 93.5%, as represented by 9,305 shares and Mothe Funeral Homes, Inc. (not our company) owns 6.95%, as represented by 695 shares in the issued and outstanding stock of New Orleans Limousine Service, Inc.

(39)
Belcrest Memorial Association is a mutual benefit not-for-profit corporation which is managed by Alderwoods Group, Inc. Not-for-profit corporations do not have shareholders.

(40)
Burton L. Hirsch is the sole shareholder of Burton L. Hirsch Funeral Home, Inc., a Pennsylvania company.

(41)
Stephen Wilsbach III is the sole shareholder of Neill Funeral Home, Inc, a Pennsylvania company.

(42)
Ted K. Reese is the sole shareholder of Reese Funeral Home, Inc., a Pennsylvania company.

(43)
Alderwoods Group, Inc. owns 52.9%, as represented by 100 shares and Lineberry Group, Inc., a North Carolina company, owns 46.6%, as represented by 88 shares in the issued and outstanding stock of Alderwoods (Virginia), Inc.

(44)
this entry no longer applicable

(45)
Loewen International Holdings Ltd. owns 100%, as represented by 1,050 common shares and 350 first preference shares of Loewen Financial Corporation.

(46)
this entry no longer applicable

(47)
this entry no longer applicable

(48)
this entry no longer applicable

(49)
Alderwoods Group, Inc. owns 49.51% as represented by 51 shares and John Blute owns 50.49% as represented by 52 shares in the issued and outstanding stock of Byron's Funeral Homes, Inc.

(50)
Alderwoods Group, Inc. owns 48.89% as represented by 44 shares, John Blute owns 25.55% as represented by 23 shares and Walter Cuffe, Jr. owns 25.55% as represented by 23 shares in the issued and outstanding stock of Cuffe-McGinn Funeral Home, Inc.

(51)
Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 21% as represented by 21 shares, Dennis J. Cunningham owns 10% as represented by 10 shares, David C. Hunt owns 10% as represented by 10 shares and Jerome S. Tilton owns 10% as represented by 10 shares in the issued and outstanding stock of Doane Beal & Ames, Inc.

(52)
Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 31% as represented by 31 shares, Brian E. Falvey owns 10% as represented by 10 shares and John H. Myrick owns 10% as represented by 10 shares in the issued and outstanding stock of Ernest A. Richardson Funeral Home, Inc.

(53)
Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 31% as represented by 31 shares, Brian E. Falvey owns 10% as represented by 10 shares and Stephen Giamberardino owns 10% as represented by 10 shares in the issued and outstanding stock of Gaffey Funeral Home, Inc.

(54)
Alderwoods Group, Inc. owns 49% as represented by 49 shares, Frederick R. Aldrich owns 21% as represented by 21 shares, Brian A. Hafey owns 10% as represented by 10 shares, Duane E. Goddard II owns 10% as represented by 10 shares and Kenneth J. LaBonte owns 10% as represented by 10 shares in the issued and outstanding stock of Hafey Funeral Service, Inc.

(55)
Alderwoods Group, Inc. owns 49% as represented by 49 shares, John Blute owns 34% as represented by 34 shares and Brian E. Falvey owns 17% as represented by 17 shares in the issued and outstanding stock of John C. Mulry Funeral Homes, Inc.

(56)
Alderwoods Group, Inc. owns 40% as represented by 40 shares, Frederick R. Aldrich owns 40% as represented by 40 shares and Lawrence A. Maziarz, Jr. owns 20% as represented by 20 shares in the issued and outstanding stock of Ratell Funeral Home, Inc.

(57)
Alderwoods Group, Inc. owns 80% as represented by 32 shares and Jackson's Burks-Walker-Tippitt, a Texas partnership, owns 20% as represented by 8 shares of the issued and outstanding stock of Dunwood Cemetery Service Company.

(58)
Alderwoods AFP (Florida), Inc. is controlled but not owned. Margaret Muth is the sole shareholder.

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ALDERWOODS GROUP, INC.
HOLDING COMPANIES AND OPERATING SUBSIDIARIES AND ASSOCIATED COMPANIES
DELAWARE